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                                                                    EXHIBIT 10.8





                    GUARANTY DATED JUNE 1, 2004 BETWEEN UGI
                     CORPORATION AND VIKING RESOURCES CORP.

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                                  BOX 858 VALLEY FORGE, PA 19482 o 610-337-1000

GRAPHIC
UGI
CORPORATION

                                    June 8, 2004

VIA REGULAR MAIL

Atlas America, Inc.
Attention: Michael Brecko
311 Rouser Road
P.O. Box 611
Moon Township, PA 15108

   RE. GUARANTY FOR UGI ENERGY SERVICES, INC.

Dear Mr. Brecko:

   Enclosed is the executed original Guaranty made by UGI Corporation in favor of Viking Resources, Corp., effective as of March 1, 2004. This Guaranty is intended as credit assurance for the transactions of UGI Energy Services Inc., and is given in the amount of $7,000,000. This Guaranty supercedes the prior Guaranty between the parties, which was dated effective March 1, 2004.

   If you have any questions concerning the foregoing, please contact me at
(610) 337-1000, extension 3148.




                                    Very truly yours,

                                    graphic

                                    Frank H. Markle
                                    Counsel

Attachment
Cc: Andrew Koehler
                                                           graphic

                                                           RECEIVED JUN 10 2004

                                460 NORTH GULPH ROAD, KING OF PRUSSIA, PA 19406

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                                    GUARANTY


   This Guaranty (the "Guaranty") is made by UGI Corporation ("Guarantor"), a Pennsylvania corporation, effective as of June 1, 2004 (the "Effective Date"), in favor of Viking Resources Corp. ("Creditor"), a Pennsylvania corporation.

   WHEREAS, UGl Energy Services, Inc. d/b/a GASMARK ("Debtor"), a Pennsylvania corporation and Creditor are parties to various agreements for the purchase, sale and/or transportation of natural gas (whether one or more, the "Agreement"); and

   WHEREAS, the execution and delivery of this Guaranty is a condition to Creditor's further performance of its obligations under the terns of the Agreement and Guarantor has agreed to provide assurance for the performance of Debtor's obligations in connection with the Agreement

   NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. GUARANTY. Guarantor hereby unconditionally and absolutely guarantees the punctual payment when due of Debtor's payment obligations arising under the Agreement, as may be amended or modified from time to time, together with any interest thereon (collectively, the "Guaranteed Obligations"); provided, however, that the total liability of Guarantor hereunder, regardless of any amendment or modification to the Agreement, is limited to the lesser of (a) all amounts owed by Debtor to Creditor under the Agreement or Seven Million Dollars or ($7,000,000.00). Guarantor's obligations and liability under this Guaranty shall be limited to payment obligations of Debtor and Guarantor shall have no obligation to sell, deliver, supply or transport gas and/or electricity.

2. WAIVER. This is a guaranty of payment and not of collection. Guarantor hereby waives:

     (a) notice of acceptance of this Guaranty, of the creation or existence of any of the Guaranteed Obligations and of any action by Creditor in reliance hereon or in connection herewith; and

     (b) any requirement that suit be brought against, or any other action by Creditor be taken against, or any notice of default or other notice be given to, or any demand be made on, Debtor or any other person, or that any other action be taken or not taken as a condition to Guarantor's liability for the Guaranteed Obligations or as a condition to the enforcement of this Guaranty against Guarantor, except as expressly defined herein.

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3.   TERM: TERMINATION. This Guaranty shall continue in full force and effect for a term commencing on the Effective Date and continuing until April 30, 2006. Notwithstanding the foregoing, this Guaranty may be terminated at any time by the Guarantor by providing at least forty-five (45) days prior written notice to Creditor; provided, however, upon termination hereof, Guarantor agrees that the obligations and liabilities hereunder shall continue in full force and effect with respect to any obligations incurred prior to the termination date, plus any interest thereon, and any fees and costs of enforcement in connection herewith.

     This Guaranty shall continue to be effective or be restated, as the case may be, if at any time any payment of any of the Guaranteed Obligations are annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or any other guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, a trustee or similar officer for, Debtor or any other guarantor or any substantial part of its property or otherwise, all as though such payment or payments had not been made.

4. DEMAND. Prior to commencing any legal proceeding to enforce this Guaranty, the Creditor shall provide the Guarantor with written demand ("Demand") setting forth Debtors obligation and providing the Guarantor or the Debtor three (3) business days in which to satisfy the obligation and thereby avoid enforcement of the Guaranty. Any Demand by Creditor hereunder shall be in writing, signed by a duly authorized officer of Creditor and delivered to the Guarantor pursuant to Section 4 hereof, and shall (a) reference this Guaranty, (b) specifically identify the Debtor, the Guaranteed Obligations to be paid and the amount of such Guaranteed Obligations and (c) set forth payment instructions. Guarantor shall pay, or cause to be paid, such Guaranteed Obligations within three (3) business days of receipt of such Demand.

     There are no other conditions precedent to the enforcement of this Guaranty except as set forth above. It shall not be necessary for Creditor, in order to enforce payment by Guarantor under this Guaranty, to show any proof of Debtor's default, to exhaust its remedies against Debtor, any other guarantor, or any other person liable for the payment or performance of the Guaranteed Obligations. Creditor shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

5. SUBROGATION. Guarantor shall be subrogated to all rights of Creditor against Debtor in respect of any amounts paid by Guarantor pursuant to the Guaranty, provided that Guarantor waives any rights it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations shall have been irrevocably paid to Creditor in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held

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     in trust for the benefit of Creditor and shall forthwith be paid to
     Creditor to be applied to the Guaranteed Obligations.

6. NOTICES. All demands, notices and other communications provided for hereunder shall. unless otherwise specifically provided herein, (a) be in writing addressed to the party receiving the notice at the address set forth below or at such other address as may be designated by written notice from effective upon delivery, when mailed by U.S. mail, registered or certified, return receipt requested, postage prepaid, or personally delivered Notices shall be sent to the following addresses:

          IF TO CREDITOR:

          Atlas America, Inc.
          Attention : Michael Brecko
          311 Rouser Road
          P.O. Box 611
          Moon Township, PA 15108

          IF TO GUARANTOR:

          UGI Corporation
          Attention: Robert Krick, Treasurer
          P.O. Box 858
          Valley Forge, PA 19482

7. NO WAIVER; REMEDIES. Except as to applicable statutes of limitation, no failure on the part of Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

8. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Creditor may, upon notice to Guarantor, assign its rights hereunder without the consent of Guarantor. Guarantor may assign its rights hereunder with the prior written consent of Creditor, which consent shall not be unreasonably withheld. Subject to the foregoing, this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, and legal representatives.

9. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND APPLICABLE FEDERAL LAW.

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10.  ENTIRE AGREEMENT. This Guarantee sets forth the entire understanding and agreement between the parties as to matters covered herein and expressly supersedes all prior guarantees, agreements and understandings between the parties with respect to the subject matter hereof. Any change, modification, amendment, or alteration of this Guaranty shall be in writing and no course of dealing between the parties prior or subsequent to the date of this Guaranty shall be construed to change, modify, amend, alter or waive the terms thereof



IN WITNESS WHEREOF, UGI Corporation has caused this Guaranty to be duly executed and delivered by its duly authorized officer effective as of the Effective Date first written above.

UGI CORPORATION

By: [Signature omitted]
    ----------------------------

Name: Robert W.Krick
      --------------------------

Title: Treasurer
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